EXHIBIT 10.1

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

          THIS FIFTH AMENDMENT to Loan and Security Agreement ("Amendment") is made and entered into and effective as of April 8, 2005, by and among SUN HEALTHCARE GROUP, INC., a Delaware corporation (the "Company"), and each direct or indirect Subsidiary of the Company identified on the signature pages of this Amendment as a borrower (individually "Borrower"; all Borrowers together with the Company, collectively, "Borrowers"), the financial institution(s) listed on the signature pages hereof, and their respective successors and assignees (each, a "Lender" and, collectively, "Lenders"), and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (in its individual capacity as a Lender, "CapitalSource", and in its capacity as collateral agent, "Collateral Agent").

R E C I T A L S

          WHEREAS, Borrowers, the Company, Lenders and Collateral Agent entered into that certain Loan and Security Agreement (the "Loan and Security Agreement"), dated as of September 5, 2003, as amended by those certain post-closing letter agreements dated as of September 5, 2003 (the "First Letter Agreement"), dated as of November 5, 2003 (the "Second Letter Agreement"), dated as of January 21, 2004 (the "Third Letter Agreement"), dated as of January 22, 2004 (the "Fourth Letter Agreement"), dated as of March 2, 2004 (the "Fifth Letter Agreement"), and dated as of December 6, 2004 (the "Special Advance Letter"), and as amended by that certain First Amendment to Loan and Security Agreement dated as of May 6, 2004 (the "First Amendment"), that certain Second Amendment to Loan and Security Agreement dated as of August 2, 2004 (the "Second Amendment"), that certain Third Amendment to Loan and Security Agreement dated as of January, 2005 (the "Third Amendment"), and that certain Fourth Amendment to Loan and Security Agreement dated as of March 1, 2005 (the "Fourth Amendment"). The Loan and Security Agreement, as amended by the First Letter Agreement, the Second Letter Agreement, the Third Letter Agreement, the Fourth Letter Agreement, the Fifth Letter Agreement, the Special Advance Letter, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment is herein referred to as the "Loan Agreement". All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

          WHEREAS, Borrower has requested that Collateral Agent and Lenders provide an additional $10,000,000 as an overadvance under the Loan Agreement, and Collateral Agent and Lenders have agreed to do so upon the terms and subject to the conditions set forth herein and in the Loan Agreement provided (among other things) that the parties hereto execute and deliver this Amendment and otherwise comply with the agreements set forth herein and in the Loan Agreement.

          WHEREAS, Borrowers, Collateral Agent and Lenders have agreed to modify and amend the Loan Agreement on the terms and conditions contained herein.

          NOW, THEREFORE, in consideration of the agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Loan Agreement as follows:

          Section 1.           Definitions. Unless otherwise defined herein, all capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

          Section 2.           Amendments to Loan Agreement. Effective as of the Effective Date, the Loan Agreement is hereby amended as follows:

          a.           Amendment to Section 2.1(B). Section 2.1(B) is hereby amended by adding the following provision to the end of the Section.

          Subject to the provisions of this Agreement, Borrower may request additional Advances under the Loan Agreement, in addition to the Maximum Revolving Loan Amount, up to Six Million Dollars ($6,000,000) (as adjusted as provided for herein, the "Maximum Overadvance Availability") subject to the terms and conditions of the Loan Agreement, and subject at all times to the Facility Cap (the "Overadvance Facility"); provided, however, (and, without limitation on other conditions to the making of Advances) Lenders shall have no obligation to honor requests for Advances under the Overadvance Facility if any Default or Event of Default has occurred and is continuing or would be caused thereby.

          Except as expressly modified by the terms hereof, amounts drawn under the Overadvance Facility will be treated for all purposes as an Advance under the Revolving Loan, and all principal, interest, fees and other costs and expenses relating to any such amounts drawn shall be treated as additional Obligations under the Loan Agreement and the other Loan Documents and secured by all Collateral.

          In no event shall the amount of all Advances outstanding at any one time under the Revolving Loan, including those made under the Overadvance Facility, plus the Letter of Credit Reserve, exceed the Facility Cap.

          The Maximum Overadvance Availability shall be increased up to Ten Million Dollars ($10,000,000) upon the receipt by Collateral Agent and Lenders of evidence satisfactory to Collateral Agent and Lenders in their sole discretion that the following conditions have been satisfied:

          (i)           no Default or Event of Default has occurred hereunder;

          (ii)          the loan to SunBridge Retirement Care Associates, Inc. from LTC Properties, Inc. secured by a mortgage on the Fountain City Care & Rehabilitation facility located in Columbus, Georgia (the "Fountain City Property") has been repaid in full and that such mortgage (and all other security related thereto) has been reconveyed and released;

          (iii)         SunBridge Retirement Care Associates, Inc. shall have executed and delivered to Lenders a deed of trust or mortgage (the "Fountain Mortgage") in such form and on such terms as is required by Lenders in their sole discretion encumbering the Fountain City Property;

          (iv)          A title company acceptable to Lenders in their sole discretion shall be unconditionally obligated and committed to issue an ALTA (or equivalent) extended coverage mortgagee policy of title insurance in the maximum amount of the Maximum Overadvance Availability, with reinsurance and endorsements as Lenders may require in their sole discretion, containing no exceptions to title (printed or otherwise) which are unacceptable to Lenders, and insuring that the Fountain Mortgage is a first-priority lien on the Fountain City Property; and

          (v)          Borrower shall have delivered to Lenders certified copies of the property/casualty insurance policies for the Fountain City Property together with endorsements naming Collateral Agent and Lenders as mortgagee/loss payees (and evidence that all other terms and conditions of the insurance requirements contained in the Fountain Mortgage have been satisfied).

          All amounts outstanding under the Overadvance Facility and other Obligations related to the Overadvance Facility shall be due and payable in full, if not earlier in accordance with this Agreement, on the earlier of

           (i) August 5, 2005;

          (ii) the date upon which any Refinancing is closed; and

          (iii) the failure of Borrower to satisfy the following conditions by no later than April 29, 2005:

                    (A)          SunBridge Care Enterprises, Inc. shall have executed and delivered to Lenders a deed of trust or mortgage (the "SunBridge Mortgage") in such form and on such terms as are required by Lenders in their sole discretion encumbering that certain property known as the Sunbridge Care & Rehabilitation for West Toledo located in Toledo, Ohio (the "SunBridge Property");

                    (B)          SunBridge Mountain Care Management, Inc. shall have executed and delivered to Lenders a deed of trust or mortgage (the "New Martinsville Mortgage") in such form and on such terms as are required by Lenders in their sole discretion encumbering that certain property known as the New Martinsville Health Care Center located in New Martinsville, West Virginia (the "New Martinsville Property")

                    (C)          A title company acceptable to Lenders in their sole discretion shall be unconditionally obligated and committed to issue an ALTA (or equivalent) extended coverage mortgagee policy of title insurance in the maximum amount of the Maximum Overadvance Availability, with reinsurance and endorsements as Lenders may require in their sole discretion, containing no exceptions to title (printed or otherwise) which are unacceptable to Lenders, and insuring that the SunBridge Mortgage is a first-priority lien on the SunBridge Property; and

                    (D)          A title company acceptable to Lenders in their sole discretion shall be unconditionally obligated and committed to issue an ALTA (or equivalent) extended coverage mortgagee policy of title insurance in the maximum amount of the Maximum Overadvance Availability, with reinsurance and endorsements as Lenders may require in their sole discretion, containing no exceptions to title (printed or otherwise) which are unacceptable to Lenders, and insuring that the New Martinsville Mortgage is a first-priority lien on the New Martinsville Property;

                    (E)          Borrower shall have delivered to Lenders certified copies of the property/casualty insurance policies for the SunBridge Property together with endorsements naming Collateral Agent and Lenders as mortgagee/loss payees (and evidence that all other terms and conditions of the insurance requirements contained in the SunBridge Mortgage have been satisfied; and

                    (F)          Borrower shall have delivered to Lenders certified copies of the property/casualty insurance policies for the New Martinsville Property together with endorsements naming Collateral Agent and Lenders as mortgagee/loss payees (and evidence that all other terms and conditions of the insurance requirements contained in the New Martinsville Mortgage have been satisfied.

                    b.          Amendment to Section 2.3(D). Section 2.3(D) is hereby deleted in its entirety and replaced with the following:

"(D)          Collateral Management Fees. Borrowers shall pay to Collateral Agent, as additional interest, for its own account, a monthly fee in an amount equal to the average daily principal balance of the Loan (including the Overadvance Facility) during any calendar month multiplied by 0.042%. Such fee shall be payable monthly in arrears on the first day of each month following the Closing Date."

                    c.          Amendment to Section 2.4(B)(1). Section 2.4(B)(1) is hereby deleted in its entirety and replaced with the following:

"(1) Overadvance. Except for the Overadvance Facility or as otherwise provided herein, at any time that the Revolving Loan exceeds the Maximum Revolving Loan Amount (an "Overadvance"), Borrowers shall immediately repay the Revolving Loan to the extent necessary to reduce the aggregate principal balance to an amount equal to or less than the Maximum Revolving Loan Amount. Any balance of the Revolving Loan (including the Overadvance Facility and including the Letter of Credit Reserve) outstanding at any time in excess of the lesser of (i) the Facility Cap and (ii) the sum of (x) the Borrowing Base plus (y) the Maximum Overadvance Availability, shall be immediately due and payable by Borrowers without the necessity of any demand whether or not a Default or Event of Default has occurred or is continuing."

                    d.          Amendment to Section 11. Section 11 is hereby amended by adding the following defined term in appropriate alphabetical order:

"Refinancing" means a financing secured by any of the SunBridge Property, the Fountain City Property or the New Martinsville Property, any such financing of which is subject to the prior written approval of Collateral Agent pursuant to the terms and conditions of the Loan Agreement.

          Section 3.          Overadvance Fee. Borrowers shall pay to the Collateral Agent, for the benefit of Lenders, an amount equal to $250,000 as a nonrefundable overadvance fee (the "Overadvance Fee"), which payment may be made as an Advance under the Loan Agreement.

          Section 4.          Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent in a manner satisfactory to Lenders, unless specifically waived in writing by Lenders:

          (a)          Lenders shall have received all of the following, each in form and substance satisfactory to each of the Lenders in its sole discretion, and, where applicable, each duly executed by each party thereto, other than Lenders:

                    (i)          This Amendment, duly executed by Borrowers;

                    (ii)          Evidence that the loans payable to SCB Capital Ventures, L.L.C. (as successor to SunTrust Bank) by SunBridge Care Enterprises, Inc., and SunBridge Mountain Care Management, Inc., have been repaid in full and that the mortgages held by SCB Capital Ventures, L.L.C. with respect to the SunBridge Property and the New Martinsville Healthcare Property have been released.

                    (iii)          All other documents Lenders may request with respect to any matter relevant to this Amendment or the transactions contemplated hereby.

          (b)          The representations and warranties contained herein and in the Loan Agreement and the other Loan Documents, as each is amended hereby, shall be true and correct in all material respects as of the date hereof, as if made on the date hereof, except for such representations and warranties as are by their express terms limited to a specific date and taking into account any amendment to schedules or exhibits as a result of any disclosure made by Borrowers to Collateral Agent after the Closing Date and approved in writing by the Collateral Agent.

          (c)          No Material Adverse Effect or Material Adverse Change shall have occurred or be reasonably expected to occur.

          (d)          No Default or Event of Default shall have occurred and be continuing, unless such Default or Event of Default has been otherwise specifically waived in writing by Lenders.

          (e)          All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be duly authorized and executed.

          (f)          Payment by Borrowers of all fees and costs incurred by Collateral Agent in preparation and execution of this Amendment (including attorneys' fees and costs, title costs and recording fees); provided, however, that Borrowers shall only be required to pay such fees and costs that are invoiced to Borrowers no later than one business day prior to funding in order to comply with this condition to effectiveness (but in all events, such fees and costs shall be immediately due and payable when invoiced to Borrowers regardless as to whether such invoice is delivered later than one business day prior to funding).

          (g)          Payment by Borrowers of the Overadvance Fee.

          Section 5.          No Waiver. Nothing contained herein shall be construed as a waiver by the Lenders of any covenant or provision of the Loan Agreement, the other Loan Documents, this Amendment or any other contract or instrument between the Lenders and the Borrowers, and the failure of the Lenders at any time or times hereafter to require strict performance by the Borrowers of any provision thereof shall not waive, affect or diminish any right of the Lenders to thereafter demand strict compliance therewith. The Lenders hereby reserve all rights granted under the Loan Agreement, the other Loan Documents, this Amendment, and any other contract or instrument between the Borrowers and the Lenders.

          Section 6.          Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents, and, except as expressly modified by this Amendment, each and every covenant, warranty and other provision of the Notes and the other Loan Documents is hereby ratified and reaffirmed (as though restated in this Amendment as of the date hereof) and shall remain in full force and effect. The Borrowers and Lenders agree that the Loan Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. This Amendment is not intended and shall in no way act as a novation of the Loans or a release, relinquishment, alteration or reissue of the liens and security interests securing the payment of the Notes.

          Section 7.          Representations and Warranties. Each of the Borrowers hereby represents and warrants to Lenders that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and delivered in connection herewith (i) have been authorized by all requisite corporate or partnership action on the part of each Borrower, (ii) are within its powers, (iii) have been duly authorized, and (iv) do not contravene (A) its articles of incorporation or bylaws or other organization documents or (B) any applicable law; (b) each Borrower is authorized to execute, deliver and perform this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith; (c) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Loan Documents are true and correct in all material respects on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date, except for such representations and warranties as are by their express terms limited to a specific date and taking into account any amendment to schedules or exhibits as a result of any disclosure made by Borrowers to Collateral Agent after the Closing Date and approved in writing by the Collateral Agent; (d) no Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing; (e) each Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and the other Loan Documents, as amended hereby; (f) no Borrower has amended its articles of incorporation or bylaws or other organization documents since the date of the Loan Agreement; (g) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment or the Loan Documents executed in connection herewith, as applicable, by or against such Borrower, and (h) the loans payable to SCB Capital Ventures, L.L.C. (as successor to SunTrust Bank) by SunBridge Care Enterprises, Inc., and SunBridge Mountain Care Management, Inc., have been repaid in full and that SCB Capital Ventures, L.L.C. is contractually obligated to reconvey and release the mortgages and other security held by SCB Capital Ventures, L.L.C. with respect to the SunBridge Property and the New Martinsville Healthcare Property (and there is no other mortgage debt affecting the SunBridge Property or the New Martinsville Healthcare Property).

          Section 8.          Survival of Representations and Warranties. All representations and warranties made herein and in the Loan Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Lenders or any closing shall affect the representations and warranties or the right of the Lenders to rely upon them.

          Section 9.          Release.

          (a)          As of the date hereof, each of the Borrowers and the Company, for themselves and their successors and assigns (collectively, the "Borrower Parties") hereby fully and forever releases, discharges and acquits each of the Lenders, the Collateral Agent and their parent, subsidiary, affiliate and predecessor corporations, and their respective past and present officers, directors, shareholders, partners, attorneys, legal representatives, agents and employees, and their successors, heirs and assigns and each of them, of and from and against any and all claims, demands, obligations, duties, liabilities, damages, expenses, indebtedness, debts, breaches of contract, duty or relationship, acts, omissions, misfeasance, malfeasance, causes of action, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and remedies therefor, choses in action, rights of indemnity or liability of any type, kind, nature, description or character whatsoever, and irrespective of how, why or by reason of what facts, whether liquidated or unliquidated, known or unknown, to any of the Borrowers (collectively, "Claims"), which any of such Borrower Parties may now have against any of said persons, firms or entities, by reason of, arising out of or based upon conduct, events or occurrences on or before the date hereof relating to: (i) any of the Loans or the Loan Documents; (ii) the review, approval or disapproval of any and all documents, instruments, projections, advances, estimates, plans, specifications, drawings and all other items submitted to any of the Lenders or Collateral Agent in connection with the Loans or the Loan Documents; (iii) the disbursements of funds under the Loan Documents; (iv) the amendment or modification of the Loan Agreement made pursuant to this Amendment; (v) any Lender's or Collateral Agent's acts, statements, conduct, representations and omissions made in connection with the Loans or Loan Documents and any amendment or modification relating thereto; or (vi) any fact, matter, transaction or event relating as of the date hereof, provided that nothing contained herein shall be deemed a release of any Lender's or Collateral Agent's obligations under this Amendment or (to the extent first arising and accruing after the date hereof) the Loan Agreement, as modified, or (to the extent first arising and accruing after the date hereof) a release of any Lender's or Collateral Agent's obligations under the Loan Documents as expressly set forth therein.

          (b)          Each of the Borrower Parties represents and warrants that it has not heretofore assigned or transferred, or purported to assign or to transfer, to any person or entity any matter released hereunder or any portion thereof or interest therein, and each of the Borrower Parties agrees, jointly and severally, to indemnify, defend and hold the parties set forth hereinabove harmless from and against any and all claims based on or arising out of any such assignment or transfer or purported assignment or transfer.

          (c)          It is hereby further understood and agreed that the acceptance of delivery of this release by the parties released hereby shall not be deemed or construed as an admission of liability of any nature whatsoever arising from or related to the subject of the within release.

          (d)          Each of the Borrower Parties hereby agrees, represents and warrants that it has had advice of counsel of its own choosing in negotiations for and the preparation of this

Amendment, including the foregoing release and waivers, that it has read the provisions of this Amendment, including the foregoing release and waivers, that it has had the foregoing release and waivers fully explained by such counsel, and that it is fully aware of its contents and legal effect.

          Section 10.          Entire Agreement. This Amendment, the Loan Documents and the exhibits attached thereto constitute the entire agreement of the Company, Collateral Agent, the Borrowers and Lenders concerning the transactions contemplated by this Amendment and supersede and cancel any and all previous negotiations, arrangements, agreements, understandings or letters of interest or intent.

          Section 11.          Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

          Section 12.          Counterparts. This Amendment may be executed via telecopier or facsimile transmission in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute one and the same instrument. This Amendment shall become effective upon the execution and delivery of an executed counterpart hereof by each of the parties hereto.

          Please acknowledge your agreement to be bound by the foregoing by signing this Amendment and delivering it to Collateral Agent.

CAPITALSOURCE FINANCE LLC, as
Collateral Agent and as Lender

By: /s/ Keith D. Reuben
Name: Keith D. Reuben
Title: Managing Director

Wells Fargo Foothill, Inc.,
as Lender

By: /s/ Stephen Schwartz
Name: Stephen Schwartz
Title: Senior Vice President

ACKNOWLEDGED AND AGREED TO
as of the 8th day of April, 2005 on
behalf of all Borrowers

SUN HEALTHCARE GROUP, INC.,
a Delaware corporation

By: /s/ L. Bryan Shaul
Name: L. Bryan Shaul
Title: Executive Vice President and CFO

Advantage Health Services, Inc.
Americare Health Services Corp.
Atlantic Medical Supply Company, Inc.
Bergen Eldercare, Inc.
BP Sun Alliance, Inc.
Brent-Lox Hall Nursing Home, Inc.
Care Home Health Services
CareerStaff Management, Inc.
CareerStaff Services Corporation
CareerStaff Unlimited, Inc.
Coalinga Rehabilitation Center
Covina Rehabilitation Center
Duval Healthcare Center, Inc.
Fairfield Rehabilitation Center
First Class Pharmacy, Inc.
Fullerton Rehabilitation Center
Grand Terrace Rehabilitation Center
Heritage Rehabilitation Center
HoMed Convalescent Equipment, Inc.
HTA of New York, Inc.
Huntington Beach Convalescent Hospital
Libbie Rehabilitation Center, Inc.
Manatee Springs Nursing Center, Inc.
Masthead Corporation
Mediplex Management of Palm Beach County, Inc.
Mediplex Management, Inc.
Mediplex of Concord, Inc.
Mediplex of Connecticut, Inc.

By: /s/ Michael Berg
Name: Michael Berg
Title: Secretary

Mediplex of Kentucky, Inc.
Mediplex of Maryland, Inc.
Mediplex of Massachusetts, Inc.
Mediplex of New Jersey, Inc.
Mediplex Rehabilitation of Massachusetts, Inc.
New Bedford Nursing Center, Inc.
Newport Beach Rehabilitation Center
Orange Rehabilitation Hospital, Inc.
P.M.N.F. Management, Inc.
Pacific Health Care, Inc.
PRI, Inc.
Quality Care Holding Corporation
Quality Nursing Care of Massachusetts, Inc.
Regency Health Services, Inc.
Regency High School, Inc.
Regency Rehab Hospitals, Inc.
Rose Rehabilitation Center
San Joaquin G. P. Corporation
SHG Services, Inc.
SRT, Inc.
Sun Lane Purchase Corporation
SunAlliance Healthcare Services, Inc.
SunBridge Beckley Health Care Corp.
SunBridge Braswell Enterprises, Inc.
SunBridge Brittany Rehabilitation Center, Inc.
SunBridge Care Enterprises, Inc.
SunBridge Care Enterprises West
SunBridge Carmichael Rehabilitation Center
SunBridge Charlton Healthcare, Inc.
SunBridge Circleville Health Care Corp.
SunBridge Clipper Home of North Conway, Inc.
SunBridge Clipper Home of Portsmouth, Inc.
SunBridge Clipper Home of Rochester, Inc.
SunBridge Clipper Home of Wolfeboro, Inc.
SunBridge Dunbar Health Care Corp.
SunBridge Gardendale Health Care Center, Inc.
SunBridge Glenville Health Care, Inc.
SunBridge Goodwin Nursing Home, Inc.
SunBridge G. P. Corporation
SunBridge Hallmark Health Services, Inc.
SunBridge Harbor View Rehabilitation Center

By: /s/ Michael Berg
Name: Michael Berg
Title: Secretary

SunBridge Healthcare Corporation
SunBridge, Inc.
SunBridge Jeff Davis Healthcare, Inc.
SunBridge Maplewood Healthcare Center of Jackson, Tennessee, Inc.
SunBridge Marion Health Care Corp.
SunBridge Meadowbrook Rehabilitation Center
SunBridge Mountain Care Management, Inc.
SunBridge Nursing Home, Inc.
SunBridge Paradise Rehabilitation Center, Inc.
SunBridge Putnam Health Care Corp.
SunBridge Regency Rehab Hospitals, Inc.
SunBridge Regency-North Carolina, Inc.
SunBridge Regency-Tennessee, Inc.
SunBridge Rehab of Colorado, Inc.
SunBridge Retirement Care Associates, Inc.
SunBridge Salem Health Care Corp.
SunBridge San Bernardino Rehabilitation Hospital, Inc.
SunBridge Shandin Hills Rehabilitation Center
SunBridge Statesboro Health Care Center, Inc.
SunBridge Stockton Rehabilitation Center, Inc.
SunBridge Summers Landing, Inc.
SunBridge West Tennessee, Inc.
SunCare Respiratory Services, Inc.
SunDance Rehabilitation Agency, Inc.
SunDance Rehabilitation Corporation
SunDance Services Corporation
SunHealth Specialty Services, Inc.
SunMark Nevada, Inc.
SunMark of New Mexico, Inc.
SunPlus Home Health Services, Inc.
SunScript Medical Services, Inc.
SunScript Pharmacy Corporation
SunSolution, Inc.
The Mediplex Group, Inc.
U.S. Laboratory Corp.
Vista Knoll Rehabilitation Center, Inc.
Worcester Nursing Center, Inc.

By: /s/ Michael Berg
Name: Michael Berg
Title: Secretary

Therapists Unlimited - Chicago II, L.P.
Therapists Unlimited - Detroit II, L.P.
Therapists Unlimited - Fresno, L.P.
Therapists Unlimited - Indianapolis, L.P.
Therapists Unlimited - Seattle, L.P.
HSR Partners, L.P. (I)

By: /s/ Michael Berg
Name: Michael Berg
Title: Secretary of CareerStaff Management, Inc., as general partner of the above named partnerships

SunDance Rehabilitation Texas, Limited Partnership

By: /s/ Michael Berg
Name: Michael Berg
Title: Secretary of SunDance Rehabilitation Corporation, as general partner of the above named partnership

West Jersey/Mediplex Rehabilitation, Limited Partnership

By: /s/ Michael Berg
Name: Michael Berg
Title: Secretary of Mediplex of New Jersey, Inc., as general partner of the above named partnership